Exhibit 99.1

Dayton Superior Amends DIP Credit Facility as Creditors Resolve Material Differences

DAYTON, Ohio--(BUSINESS WIRE)--June 5, 2009--Dayton Superior Corporation (Pink Sheets: DSUPQ), the leading North American provider of specialized products for the nonresidential concrete construction market, today announced that the U.S. Bankruptcy Court for the District of Delaware in Wilmington has approved an amendment to its $165 million debtor-in-possession (DIP) credit facility provided by GE Capital.

This amendment to the DIP credit facility reduces the interest rate at which the company can borrow money, provides the company additional time to reach key milestones in the chapter 11 process, reduces the required EBITDA milestones and contemplates that holders of the company’s senior subordinated notes will be entitled to participate in a rights offering as part of the company’s reorganization. In connection with this amendment, the holders of the company’s senior subordinated notes and the lenders under the company’s term loan credit facility have withdrawn their objections to the DIP credit facility and have reached an understanding in principle with GE Capital on a plan for the company’s emergence from chapter 11. The company is working quickly to resolve the open issues and hopes to emerge from chapter 11 as soon as possible.

“This amendment to our DIP credit facility and the bondholders’ withdrawal of their objections are critical steps towards smoothly and quickly exiting from chapter 11,” said Rick Zimmerman, Dayton Superior's President and Chief Executive Officer. “We are encouraged that the parties have resolved their material differences and look forward to efficiently finalizing our capital restructuring process.”

As previously announced, Dayton Superior filed a voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington on April 19, 2009. Additional information about the filing for creditors and other parties is available through a link on the Company website, www.daytonsuperior.com.

While the Company is in chapter 11, investments in its securities will be highly speculative. Investors should assume that shares of the Company's common stock have little or no value and will likely be cancelled upon consummation of the Company's reorganization. The outcome of the chapter 11 restructuring case is uncertain and subject to substantial risk. There can be no assurance that the Company will be successful in achieving its financial reorganization.

ABOUT DAYTON SUPERIOR CORPORATION

Dayton Superior is the leading North American provider of specialized products consumed in nonresidential, concrete construction, and we are the largest concrete forming and shoring rental company serving the domestic, nonresidential construction market. Our products can be found on construction sites nationwide and are used in nonresidential construction projects, including: infrastructure projects, such as highways, bridges, airports, power plants and water management projects; institutional projects, such as schools, stadiums, hospitals and government buildings; and commercial projects, such as retail stores, offices and recreational, distribution and manufacturing facilities.

Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation):

  Depressed or fluctuating market conditions for the Company's products and services;
  operating restrictions imposed by the Company's existing debt;
  increased raw material costs and operating expenses;
  the ability to increase manufacturing efficiency, leverage purchasing power and broaden the Company's distribution network;
  the competitive nature of the nonresidential construction industry in general, as well as specific market areas;

  the Company's ability to obtain court approval with respect to its motions in the chapter 11 proceedings;
  the ability of the Company to operate pursuant to the terms of the DIP facility;
  the ability of the Company to prosecute, develop and consummate a plan of reorganization with respect to the chapter 11 proceedings;
  risks associated with third-party motions in the chapter 11 proceedings, which may interfere with the Company's ability to develop and consummate a consensual plan of reorganization; and
  the potential adverse effects of the chapter 11 proceedings on the Company's liquidity or results of operations.

This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things: the ability of the Company to obtain court approval with respect to its motions in the chapter 11 proceedings; the ability of the Company to operate pursuant to the terms of the DIP facility; the ability of the Company to prosecute, develop and consummate a plan of reorganization with respect to the chapter 11 proceedings; that the Company will be able to manage the risks associated with third party motions in the chapter 11 proceedings and they will not interfere with the Company's ability to develop and consummate a plan of reorganization; and the Company will be able to adequately manage any potential adverse effects of the chapter 11 proceedings on the Company's liquidity or results of operations.

CONTACT:
Dayton Superior Corporation
Edward J. Puisis, 937-428-7172
Executive Vice President & CFO
Fax: 937-428-9115